UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 20, 2007
UST INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	0-17506	06-1193986

(State or Other Jurisdiction of	(Commission	I.R.S. Employer
Incorporation)	File Number)	Identification No.)

100 West Putnam Avenue, Greenwich, Connecticut		06830

(Address of Principal Executive Offices)		(Zip Code)
(203) 661-1100
(Registrant’s Telephone Number, Including Area Code)
None
(Former Name, Former Address,
if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1: AGREEMENT BETWEEN UST INC AND RAYMOND P. SILCOCK
EX-99.1: PRESS RELEASE

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 23, 2007, the Company announced that its Board of Directors (the “Board”) has appointed Raymond P. Silcock, 56, as Senior Vice President and Chief Financial Officer, effective August 6, 2007, to hold office until a successor is appointed or until his earlier resignation or removal. Mr. Silcock will be the Company’s principal financial officer. He replaces James D. Patracuolla, who has served as the Company’s Interim Chief Financial Officer since March 15, 2007. Mr. Patracuolla will continue to serve as Vice President and Controller and remains the Company’s principal accounting officer.
From 2006 until July 13, 2007, Mr. Silcock served as Executive Vice President and Chief Financial Officer of Swift & Company, the world’s second largest meatpacking company. From 1998 to 2005, he served as Executive Vice President and Chief Financial Officer of Cott Corporation, one of the world’s largest non-alcoholic beverage companies and the world’s largest private label soft drink bottler. Prior to that, he was employed at Campbell Soup Company from 1979 to 1997 and held several executive positions of increasing responsibility, including the position of Vice President, Finance for the company’s Bakery and Confectionary Division. Mr. Silcock earned an MBA from the Wharton School at the University of Pennsylvania and holds a U.K. certification from the Chartered Institute of Management Accountants.
Mr. Silcock does not have any family relationship to any other executive officer, director of the Company or nominee for election as director. In addition, he does not have any direct or indirect interest (other than as an officer of the Company or any of its subsidiaries) in any transaction or any series of transactions entered into by the Company or any of its subsidiaries since December 31, 2006, or in any currently proposed transactions to which the Company or any of its subsidiaries was or is to be a participant.
The Company will pay Mr. Silcock an annual salary of $472,500 in connection with his duties as Senior Vice President and Chief Financial Officer and for such other responsibilities as may from time to time be assigned by the Board. Mr. Silcock will be eligible for an annual bonus under the Company’s Incentive Compensation Plan. His annual bonus target has been set at $900,000. In addition, Mr. Silcock will be eligible to participate in the Company’s long-term incentive plan as may be in effect from time to time, as well as the Company’s other compensation and benefit plans.
On July 20, 2007, the Company entered into an agreement with Mr. Silcock, which will become effective August 6, 2007 (the “Agreement”).
The Agreement provides Mr. Silcock with severance payments and benefits in the event that his employment is terminated under certain circumstances, as described in more detail below. The Agreement will remain in effect until August 6, 2010, the third anniversary of the effective date, but in no event will the term of the Agreement be less than two years following a “change in control” of the Company (as defined in the Agreement), if a change in control occurs during the three-year term.
Under the Agreement, if his employment is terminated by the Company, prior to a change in control of the Company, without “cause” (as defined in the Agreement) or by the Executive for “good reason” (as defined in the Agreement), the Executive will be entitled to receive the following severance payments and benefits: (1) accrued salary and benefits under Company compensation and benefit plans through the date of termination; (2) a pro-rata bonus under the Company’s Incentive Compensation Plan for the year of termination; (3) severance payments equal to two times the sum of (i) his base salary and (ii) an amount equal to 75% of the target bonus in effect as of the date of termination; and (4) continuation of life insurance and group health benefits for a two-year period.
In addition, the Agreement provides that, in the event termination of Mr. Silcock’s employment occurs on, in anticipation or contemplation of, or following a change in control of the Company, in lieu of the above, he will be entitled to the following payments and benefits: (1) accrued salary and benefits under Company compensation and benefit plans through the date of termination; (2) a pro-rata portion of the target annual bonus in effect prior to the date of termination; (3) a lump sum severance payment equal to two times the sum of (i) his base salary and (ii) an amount equal to 100% of the actual target annual bonus in effect as of the date of termination or, if greater, such target in effect immediately prior to the change in control; and (4) continuation of life insurance and group health benefits for a two-year period.
Furthermore, the Agreement provides for a tax gross up on any amounts subject to excise taxes under Section 4999 of the Internal Revenue Code of 1986 (the “Code”), but only if the aggregate value for golden parachute purposes of all payments and benefits to be received by Mr. Silcock exceeds 110% of his “safe harbor amount” (as defined in the Agreement). If the aggregate value of these payments and benefits exceeds the safe harbor amount by 10% or less, the payments and benefits will be reduced to the extent necessary to avoid the imposition of excise taxes.
All Payments made to Mr. Silcock under the Agreement will be made in accordance with Section 409A of the Code.
As a condition of receiving severance payments pursuant to the Agreement, Mr. Silcock must execute (and not revoke) a release in favor of the Company and its affiliates, including among other things, an agreement not to sue the Company, its directors, officers and employees and its affiliates over employment-related matters. In addition, Mr. Silcock has agreed to be subject to non-compete, non-solicitation, and confidentiality provisions during the term of the Agreement and for a period equal to the greater of 12-months following termination of employment for any reason, or the period during which he receives severance payments.
A copy of the Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
A press release dated July 23, 2007 announcing the appointment of Mr. Silcock is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit 10.1	Agreement, dated July 20, 2007, by and between UST Inc. and Raymond P. Silcock

Exhibit 99.1	Press Release dated July 23, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UST INC.

Dated: July 23, 2007	By:	/s/ Maria R. Sharpe
Name: Maria R. Sharpe
Title: Senior Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Document Description
10.1	Agreement, dated July 20, 2007, by and between UST Inc. and Raymond P. Silcock.

99.1	Press Release dated July 23, 2007

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